UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 29, 2012

NeuStar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21575 Ridgetop Circle Sterling, Virginia		20166
(Address of principal executive offices)		(Zip Code)

(571) 434-5400

(Registrant’s telephone number, including area code.)

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 29, 2012, the Compensation Committee of NeuStar, Inc. (“Neustar”), approved awards of time-vested restricted stock units (“RSUs”) and performance-vested restricted stock units (“PVRSUs”) for executive officers under Neustar’s 2009 Stock Incentive Plan (the “Stock Plan”). The Compensation Committee also approved cash incentive awards under Neustar’s Performance Achievement Reward Plan (the “PAR Plan”) in recognition of 2011 performance.

Also on February 29, 2012, the independent members of the Board of Directors of Neustar, acting on a recommendation from the Compensation Committee, approved: (1) a cash incentive award under Neustar’s PAR Plan in recognition of 2011 performance for Neustar’s President and Chief Executive Officer (“CEO”) and (2) awards of RSUs and PVRSUs for the CEO under the Stock Plan.

The following table sets forth the RSUs and PVRSUs granted to Neustar’s continuing named executive officers under the Stock Plan and the cash incentive awards awarded in recognition of 2011 performance.

Name	Time-Vested Restricted Stock Units	Performance- Vested Restricted Stock Units (“Target Award”)	Performance Achievement Reward
Lisa Hook President and Chief Executive Officer	88,760	355,040	$857,400
Paul Lalljie SVP and Chief Financial Officer	44,380	177,520	$503,480
Steven Edwards SVP, Carrier Services	17,040	68,160	$297,252

The grants of RSUs described above were made pursuant to the terms of a Restricted Stock Unit Award Agreement, which sets forth the terms and conditions of the RSUs granted under the Stock Plan to executive officers, a form of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Twenty percent of the shares will vest on January 1, 2013 and the remaining 80% will vest in equal annual installments on each anniversary thereafter until fully vested on January 1, 2017.

The grants of PVRSUs described above were made pursuant to the terms of a Performance-Vested Restricted Stock Unit Award Agreement (the “Agreement”), which sets forth the terms and conditions of PVRSUs granted under the Stock Plan to executive officers, a form of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The grants of PVRSUs are subject to five one-year performance periods, the first of which begins on January 1, 2012 and ends December 31, 2012 and the last of which begins on January 1, 2016 and ends on December 31, 2016. Each executive is eligible to earn up to 150% of 1/5th of the Target Award with respect to each annual performance period subject to the achievement of the respective performance goals for each one-year performance period. The performance goal for the performance period taking place from January 1, 2012 through December 31, 2012 will be based on: (i) Non-NPAC Revenue, weighted at 35%; (ii) Total Revenue, weighted at 15%; and (iii) Adjusted Net Income, weighted at 50%. The performance goals for the future one-year performance periods will consist of financial measures, weights and payouts to be established no later than 90 days after the beginning of each such period.

Subject to each participant’s continued service and to certain other terms and conditions, the portion of the award, if any, earned with respect to the first three performance periods will vest on January 1, 2015 and the portion of the award, if any, earned with respect to the final two performance periods will vest on January 1, 2016 and January 1, 2017, respectively.

Former Neustar executive, Douglas Arnold, also will receive a cash incentive award under Neustar’s PAR Plan in recognition of 2011 performance in accordance with his Separation Agreement, which was previously filed as Exhibit 99.1 to the Current Report on Form 8-K on January 13, 2011 (File No. 001-32548) with the Securities and Exchange Commission. Mr. Arnold will receive a lump sum cash payment equal to $202,176, which will be made at the same time 2011 cash incentive awards are paid to Neustar’s other executives.

Item 9.01.	Financial Statements and Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Form of Restricted Stock Unit Award Agreement

99.2	Form of Performance-Vested Restricted Stock Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2012	NEUSTAR, INC.

	By:	/s/ Paul S Lalljie
Name: Paul S Lalljie
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Form of Restricted Stock Unit Award Agreement

99.2	Form of Performance-Vested Restricted Stock Unit Award Agreement.